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                               Pricing Supplement

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes

Pricing Supplement No. 62                                   Trade Date: 10/29/01
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 11/01/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is October 31, 2001

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

          CUSIP
           or
       Common Code          Principal Amount         Interest Rate           Maturity Date         Price to Public
       -----------          ----------------         -------------           -------------         ---------------
        91131UCP7             $4,151,000.00              5.50%                  11/15/13                 100%


    Interest Payment
       Frequency                                                             Dates and terms of redemption
      (begin date)          Survivor's Option      Subject to Redemption    (including the redemption price)
    ----------------        -----------------      ----------------------   --------------------------------
        05/15/02                   Yes                      Yes                     100%   11/15/03
     semi-annually                                                              semi-annually thereafter


                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------           -------------           -----------          ------------------        -----------
     $4,101,188.00             $49,812.00                $2.75             ABN AMRO Financial
                                                                             Services, Inc.
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